UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2005

DIGITAL GENERATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 581-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2005, the Board of Directors of Digital Generation Systems, Inc. (the “Company”) approved a proposal to (i) extend the expiration date of certain fully-vested, outstanding warrants to purchase Common Stock of the Company held by Scott K. Ginsburg, Chairman and Chief Executive Officer, and Omar A. Choucair, Chief Financial Officer, until December 31, 2010, and (ii) reduce the strike price of the warrants to $1.00.  Prior to these modifications, Mr. Ginsburg held fully vested warrants as follows: (i) warrant to purchase 1,460,067 shares of Common Stock, strike price $3.25, with an expiration date of December 20, 2006; (ii) warrant to purchase 1,548,460 shares of Common Stock, strike price $3.25, with an expiration date of February 20, 2008; and (iii) warrant to purchase 3,509,730 shares of Common Stock, strike price $1.44, with an expiration date of March 20, 2008.  Prior to the approved modifications, Mr. Choucair held a fully vested warrant to purchase 86,660 shares of Common Stock, strike price $1.44 and an expiration date of March 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2005	DIGITAL GENERATION SYSTEMS, INC.

	By:	/s/ Omar A. Choucair
Omar A. Choucair, Chief Financial Officer